

NUMBER
101

SHARES
5,000,000

Frontier Digital Media Group, Inc.

Incorporated Under The Laws Of The State of Colorado

This Certifies that Patrick A. Dunda and Janel L. Dunda *is the owner of*
Five Million (5,000,000) $.001 Par Value *Shares of the Capital Stock of*
Frontier Digital Media Group, Inc.
transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, *the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed*

this 21st *day of* September *A.D.* 2011

President

Secretary

"The securities represented by this certificate [illegible] restricted securities or securities owned by [illegible] affiliate of the issuer within the meaning [illegible] Securities Act of 1933. The securities may [illegible] sold or transferred in the absence of [illegible]

CERTIFICATE

FOR **5,000,000** SHARES

OF THE

Capital Stock

Frontier Digital Media Group, Inc.

ISSUED TO

Patrick A. Dunda and Janel L. Dunda

DATED

September 21, 2011

"The securities represented by this certificate are restricted securities or securities owned by an affiliate of the issuer within the meaning of Securities Act of 1933. The Securities may not be sold or transferred in the absence of an effective registration under the Securities Act of 1933 or an opinion of counsel satisfactory to the issuer that the sale or transfer is exempt registration under said Act.

For Value Received, ______ hereby sell, assign and transfer unto ______ Shares of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ______ to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ______ 20____

In presence of

NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.